Morgan Stanley Variable Investment Series - Limited
Duration Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Verizon Communications Inc.
2.550% due 6/17/2019
Purchase/Trade Date:	 3/10/2014
Offering Price of Shares: $99.880
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $425,000
Percentage of Offering Purchased by Fund: 0.085
Percentage of Fund's Total Assets: 1.04
Brokers: Citigroup, Mitsubishi UFJ Securities, RBC
Capital Markets, Wells Fargo Securities, Goldman, Sachs
& Co., UBS Investment Bank, Barclays, BofA Merrill
Lynch, JP Morgan, Morgan Stanley, BNY Mellon Capital
Markets, LLC, C.L. King & Associates, Mischler
Financial Group, Inc., PNC Capital Markets LLC,
Ramirez & Co., Inc., SMBC Nikko, The Williams Capital
Group, L.P., US Bancorp
Purchased from: Wells Fargo
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Enlink Midstream Partners LP
2.700% due 4/1/2019
Purchase/Trade Date:	  3/12/2014
Offering Price of Shares: $99.850
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $175,000
Percentage of Offering Purchased by Fund: 0.044
Percentage of Fund's Total Assets: 0.43
Brokers:  BofA Merrill Lynch, RBC Capital Markets,
Citigroup, JP Morgan, BBVA, BMO Capital Markets,
Comerica Securities, Mitsubishi UFJ Securities, RBS, US
Bancorp, Wells Fargo Securities, Barclays, Morgan
Stanley, Credit Suisse, Deutsche Bank Securities,
Goldman, Sachs & Co., PNC Capital Markets LLC, UBS
Investment Bank, Credit Agricole CIB, Regions
Securities LLC, Fifth Third Securities, Scotiabank,
Huntington Investment Company, SMBC Nikko,
Raymond James, Sun Trust Robinson Humphrey
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Mastercard Inc. 2.000% due
4/1/2019
Purchase/Trade Date:	 3/26/2014
Offering Price of Shares: $99.617
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.040
Percentage of Fund's Total Assets: 0.49
Brokers: Citigroup, BofA Merrill Lynch, Goldman, Sachs
& Co., US Bancorp, Barclays, Deutsche Bank Securities,
Lloyds Securities, RBS, BMO Capital Markets,
Mitsubishi UFJ Securities, Morgan Stanley, PNC Capital
Markets LLC, Wells Fargo Securities, Apto Partners,
LLC, CastleOak Securities, L.P., C.L.King & Associates,
Drexel Hamilton, Guzman & Company, Kota Global
Securities, Lebenthal Capital Markets, Mischler Financial
Group, Inc., Sieberl Capital Markets, The Williams
Capital Group, L.P.
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Biomed Realty LP 2.625% due
5/1/2019
Purchase/Trade Date:	 4/15/2014
Offering Price of Shares: $99.408
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund: 0.025
Percentage of Fund's Total Assets: 0.25
Brokers: Deutsche Bank Securities, Wells Fargo
Securities, KeyBane Capital Markets, US Bancorp,
Barclays, Morgan Stanley, PNC Capital Markets LLC,
Raymond James, UBS Investment Bank, Mitsubishi UFJ
Securities, SMBC Nikko, Regions Securities LLC, TD
Securities
Purchased from: Deutsche Bank Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Home Depot Inc. 2.000% due
6/15/2019
Purchase/Trade Date:	 6/9/2014
Offering Price of Shares: $99.617
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.020
Percentage of Fund's Total Assets: 0.50
Brokers: Barclays, BofA Merrill Lynch, JP Morgan,
Morgan Stanley, BNY Mellon Capital Markets, LLC,
Citigroup, Credit Suisse, Deutsche Bank Securities, Fifth
Third Securities, Goldman, Sachs & Co., RBC Capital
Markets, RBS, SunTrust Robinson Humphrey, TD
Securities, US Bancorp, Wells Fargo Securities, The
Williams Capital Group, L.P., Lebenthal Capital Markets
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Johnson Controls Inc. 1.400% due
11/2/2017
Purchase/Trade Date:	 6/10/2014
Offering Price of Shares: $99.872
Total Amount of Offering: $300,000,000
Amount Purchased by Fund: $225,000
Percentage of Offering Purchased by Fund: 0.075
Percentage of Fund's Total Assets: 0.57
Brokers: BofA Merrill Lynch, Goldman, Sachs & Co.,
Barclays, Citigroup, Wells Fargo Securities, ING, JP
Morgan, Mitsubishi UFJ Securities, TD Securities, US
Bancorp, Banca IMI, COMMERZBANK, Credit
Agricole CIB, Danske Markets Inc., Morgan Stanley,
RBS, Standard Chartered Bank, UniCredit Capital
Markets
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Oracle Corporation 2.250% due
10/8/2019
Purchase/Trade Date:	 6/30/2014
Offering Price of Shares: $99.773
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.010
Percentage of Fund's Total Assets: 0.50
Brokers: BofA Merrill Lynch, JP Morgan, Wells Fargo
Securities, BNP PARIBAS, Citigroup, Deutsche Bank
Securities, RBS, Barclays, Credit Suisse, HSBC, Mizuho
Securities, Morgan Stanley, RBC Capital Markets,
Mitsubishi UFJ Securities, Santander, Standard Chartered
Bank, SunTrust Robinson Humphrey
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.